Exhibit 99.1

VBI Vaccines Presents Updated Phase 2a Tumor Response and Overall Survival Data for VBI-1901 in Recurrent GBM at the 2022 ASCO Annual Meeting

-	Median overall survival and 18-month overall survival data continue to show improvements over historical controls[1]
-	One patient remains on protocol progression-free beyond two years, with a sustained 93% tumor reduction relative to baseline
-	Next steps :
○ Recurrent GBM: randomized, controlled evaluation with potential to support accelerated approval application expected to initiate in Q3 2022
○ Primary GBM: randomized, controlled evaluation in the frontline setting expected to initiate in Q4 2022 as part of INSIGhT adaptive platform trial

CAMBRIDGE, M.A. – June 6, 2022 – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that new tumor response and overall survival (OS) data from the ongoing Phase 2a study of VBI-1901, the Company’s cancer vaccine immunotherapeutic candidate, in recurrent glioblastoma (GBM) was presented at the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting on June 5. The expanded Phase 2a data were selected for presentation in both a poster session and a poster discussion session.

“We continue to be motivated by the data seen in this Phase 2a study of VBI-1901 as we endeavor to provide new treatment options to patients with very few available to them,” said David E. Anderson, Ph.D., VBI’s Chief Scientific Officer. “Considering the high mortality rate among GBM patients, particularly in the recurrent setting, median overall survival of approximately 13-15 months seen in our two study arms suggests an additional survival benefit of nearly six months in comparison with historical control data in the recurrent population after treatment with a monotherapy.1 Moreover, the correlation of tumor responses and clinical response benefit observed in tandem is very encouraging. We remain in close discussion with our study investigators and scientific advisors as we move toward the next stages of development in both the recurrent and frontline GBM settings, and look forward to advancing this development program as diligently as possible.”

Key results from the ASCO poster presentation:

Data were collected as of May 9, 2022

VBI-1901 + GM-CSF Study Arm – High Dose Part A + Part B (n=16)

●	Two (2) partial tumor responses and five (5) stable disease seen across Part A and Part B
●	18-month overall survival (OS) of 25% (n=4/16)
●	Median OS (mOS) reached at 12.9 months, comparing favorably to 8-month mOS for standard-of-care[1]
●	One patient remains on protocol beyond two years, with a 93% tumor reduction relative to initiation of treatment at the beginning of the study – this reduction has been sustained for over 6 months

VBI-1901 + GSK’s AS01B Adjuvant System2 (n=10)

●	Five (5) stable disease observed
●	18-month overall survival (OS) of 40% (n=4/10)
●	Achieved mOS of 14.6 months, comparing favorably to 8-month mOS for standard-of-care[1]

1

With few effective treatment options available for recurrent GBM patients, historical control data have demonstrated OS to be ~60% at 6-months and ~30% at 12-months after treatment with a monotherapy.1

This dataset continues to build upon data first shared at ASCO 2021, which resulted in Fast Track Designation granted by the U.S. Food and Drug Administration (FDA) in June 2021, and then updated at the World Vaccine & Immunotherapy Congress in December 2021.

Next Steps for VBI-1901

Based on the data seen to date in the Phase 1/2a study in recurrent GBM patients, VBI expects to assess VBI-1901 in randomized, controlled clinical studies in both primary and recurrent GBM patients in the next phase of development:

●	Q3 2022: Expected initiation of next phase of development in recurrent GBM setting, aiming to expand the number of patients in the ongoing Phase 1/2a study and adding a control arm, with the potential for accelerated approval based on tumor response rates and improvement in overall survival
●	Q4 2022: Evaluation of VBI-1901 in the primary GBM setting expected to initiate as part of the Individualized Screening Trial of Innovative Glioblastoma Therapy (INSIGhT), a Phase 2 adaptive platform trial

To learn more about VBI’s ongoing Phase 1/2a study and the INSIGhT trial, visit clinicaltrials.gov (Respective Identifiers: NCT03382977 and NCT02977780).

About Fast Track Designation

The Fast Track program facilitates the expedited development and review of new drugs or biologics that are intended to: 1) treat serious or life-threatening conditions, and 2) demonstrate the potential to address unmet medical needs. A therapeutic that receives Fast Track Designation is eligible for some or all of the following: 1) more frequent meetings with FDA to discuss the development plan and data needed to support approval, 2) more frequent written communication from FDA relating to the design of the proposed clinical trials and use of biomarkers, 3) Accelerated Approval and Priority Review, if relevant criteria are met, and 4) Rolling Review, which means the company can submit completed sections of its Biologic License Application (BLA) or New Drug Application (NDA) for review by FDA, instead of waiting until all sections of the application are completed.

Fast Track Designation was granted to VBI-1901, adjuvanted with granulocyte macrophage colony-stimulating factor (GM-CSF), for the treatment of first-recurrent GBM.

About VBI-1901 and GBM

VBI-1901 is a novel cancer vaccine immunotherapeutic candidate developed using VBI’s enveloped virus-like particle (eVLP) technology to target two highly immunogenic cytomegalovirus (CMV) antigens, gB and pp65. Scientific literature suggests CMV infection is prevalent in multiple solid tumors, including glioblastoma (GBM). GBM is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year. The current standard of care for treating GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, GBM progresses rapidly and has a high mortality.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

For more information, visit www.vbivaccines.com.

2

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 7, 2022, and filed with the Canadian security authorities at sedar.com on March 7, 2022, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

References

1. Taal W, Oosterkamp HM, Walenkamp AME, et al. Single-agent bevacizumab or lomustine versus a combination of bevacizumab plus lomustine in patients with recurrent glioblastoma (BELOB trial): a randomized controlled phase 2 trial. Lancet Oncol. 2014; 15: 943-953

2. GlaxoSmithKline Biologicals SA provided AS01B adjuvant used in this study

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com

3